UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JUPITER WELLNESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

JUPITER WELLNESS, INC.

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

Notice of Annual Meeting of Stockholders

Date:	December 22, 2022
Time:	10.00 AM EST
Location:	1061 E. Indiantown, Suite 110 Jupiter, FL 33477
Record Date:	November 3, 2022

Proposals:

1.	Re-elect six directors to the Board of Directors (the “Board”) of Jupiter Wellness, Inc. (the “Company”) to serve until their successors are duly elected and qualified at the 2023 annual meeting of stockholders or until their earlier resignation or removal;

2. 3.

To hold an advisory vote on executive compensation (the “Say-on-Pay Proposal”);

To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers (the “Say-on-Frequency Proposal”);

4.	Ratify the appointment of M&K CPAS, PLLC (“M&K”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022;

5.	To approve and adopt a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Reverse Stock Split Charter Amendment”) to give the Board the right to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between 1-for-2 up to 1-for-4, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment; and

6.	A proposal to ratify the 2022 Equity Incentive Plan, including the reservation of four million (4,000,000) shares of common stock thereunder (the “2022 Equity Incentive Plan”).

7.

To authorize the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d);

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES INCLUDED IN PROPOSAL NO. 1, AND “FOR” PROPOSAL NO. 2, NO. 3 NO. 4, NO. 5, NO. 6 AND NO. 7.

Holders of record of the Company’s common stock at the close of business on November 3, 2022 (the “Record Date”) will be entitled to notice of, and to vote at the 2022 annual meeting of stockholders of the Company (the “Meeting”) and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Even if you plan to attend the Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.

A complete list of stockholders of record entitled to vote at the Meeting will be available for 10 days before the Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Meeting.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about December 29, 2022.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

Date:	December 29, 2022	By:	/s/ Brian S. John
		Name:	Brian S. John
		Title:	Chief Executive Officer (Principal Executive Officer)

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE PROPOSALS LISTED ABOVE.

Important Notice Regarding the Availability of Proxy Materials

for the 2022 Annual Meeting of Stockholders to be held at 10.00 AM EST on December 22, 2022

The Notice of the Annual Meeting of Stockholders, this proxy statement, and our Annual Report on Form 10-K for the period ended December 31, 2021 (the “Annual Report”) are available at https://jupiterwellness.com/investors/sec-filings/.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

In this proxy statement, we refer to Jupiter Wellness, Inc. as the “Company,” “we,” “us,” or “our.”

This proxy statement describes the proposals on which the Board would like you, as a stockholder, to vote at the Meeting, which will take place on December 22, 2022 at 10.00 AM, EST, at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477.

Stockholders are being asked to consider and vote upon proposals to (i) re-elect seven directors to the Board to serve until their successors are duly elected and qualified at the 2023 annual meeting of stockholders or until their earlier resignation or removal, (ii) provide an advisory vote on executive compensation (the “Say-on-Pay Proposal”); (iii) recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers (the “Say-on-Frequency Proposal”); (iv) ratify the appointment of M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (v) the approval and adoption of the Reverse Stock Split Charter Amendment to approve a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between 1-for-2 up to 1-for-4, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment; and (vi) to ratify the 2022 Equity Incentive Plan, including the reservation of four million (4,000,000) shares of common stock under the 2022 Equity Incentive Plan.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

Who can vote at the Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Meeting. There were 22,245,032 shares of common stock outstanding on the Record Date. All shares of common stock shall have one vote per share. Information about the stockholdings of our directors, executive officers, and significant stockholders is contained in the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 15 of this proxy statement.

What is the proxy card?

The card enables you to appoint Brian S. John as your representative at the Meeting. By completing and returning the proxy card, you are authorizing this person to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is strongly recommended to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to his best judgment.

How does the Board recommend that I vote?

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees listed in proposal No. 1, and “FOR” proposal No. 2, No.3, No. 4, No. 5, No. 6, and No. 7.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold their shares in an account at a brokerage firm, bank, or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VSTOCK Transfer, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date, and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank, or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank, or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

What are broker non-votes?

Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. The proposed ratification of the appointment of M&K as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to the ratification of the appointment of M&K as our independent registered public accounting firm.

If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

For all “non-routine” matters, not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any “non-routine” proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our stockholders described in this proxy statement, except for the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. The proposed ratification of the appointment of M&K as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered a “routine” matter. Accordingly, brokers, banks and other nominees are entitled to vote uninstructed shares only with respect to the ratification of the appointment of M&K as our independent registered public accounting firm. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Meeting.

How do I vote?

If you were a stockholder of record of the Company’s common stock on the Record Date, you may vote in person at the Meeting or by submitting a proxy. Each share of common stock that you own in your name entitles you to one vote, in each case, on the applicable proposals.

(1)	You may submit your proxy by mail. You may submit your proxy by mail by completing, signing, and dating your proxy card and returning it in the enclosed, postage-paid, and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717..

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR each nominee for director;

●	FOR passing an advisory vote on executive compensation;

●	FOR to select 3 years on the Say-on-Frequency Proposal;

●	FOR the selection of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

●	FOR approving and adopting the Reverse Stock Split Charter Amendment to effect a reverse stock split; and

●	FOR ratifying the 2022 Equity Incentive Plan;

●	For authorizing the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d); and

●	According to the best judgment of Brian S. John, the Chief Executive Officer, if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)	You may vote in person at the Meeting. We will pass out written ballots to any stockholder of record who wants to vote at the Meeting.

(3)	You may vote online. You may use the website www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., EST, December 21, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(4)	You may vote via phone. You may use any touch-tone telephone to transmit your voting instructions by calling +1-800-690-6903.

What happens if I abstain?

If you abstain, whether by proxy or in person at the Meeting, or if you instruct your broker, bank or other nominee to abstain your abstention will not be counted for or against the proposals, but will be counted as “present” at the Meeting in determining whether or not a quorum exists.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card, and then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, so your shares may be represented at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at the Meeting; or

●	attending the Meeting and voting in person.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the stockholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

Is my vote kept confidential?

Proxies, ballots, and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and also file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Brian S. John at (561) 462-2700 or by sending a letter to the offices of the Company at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477, with any questions about proposals described in this proxy statement or how to execute your vote.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We are furnishing this proxy statement to you, as a stockholder of Jupiter Wellness, Inc., as part of the solicitation of proxies by the Board for use at the Meeting to be held on December 22, 2022, and any adjournment or postponement thereof. This proxy statement is first being furnished to stockholders on or about November 3, 2022. This proxy statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time, and Place of the Meeting	The Meeting will be held on December 22, 2022, at 10.00 AM, EST, at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477, or such other date, time, and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting	At the Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.	Re-elect six directors to the Board the Company to serve until their successors are duly elected and qualified at the 2023 annual meeting of stockholders or until their earlier resignation or removal;

2. 3.	To hold an advisory vote on the Say-on-Pay Proposal; To recommend, on a non-binding advisory basis, the Say-on-Frequency Proposal;

4.	Ratify the appointment of M&K as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022;

5.	To approve and adopt the Reverse Stock Split Charter Amendment to give the Board the right to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between 1-for-2 up to 1-for-4, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment; and

6.	A proposal to ratify the 2022 Equity Incentive Plan, including the reservation of four million (4,000,000) shares of common stock under the 2022 Equity Incentive Plan.

7.

To authorize the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d);

Record Date and Voting Power	The Board fixed the close of business on November 3, 2022, as the record date for the determination of the outstanding shares of common stock entitled to notice of, and to vote on, the matters presented at the Meeting. As of the Record Date, there were 22,245,032 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if holders of one-third (33.33%) of the outstanding shares entitled to vote thereat, present in person or represented by proxy. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

Proposal No. 1 (re-election of six directors) requires the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat.

Proposal No. 2 (ratification of Say-on-Pay Proposal) requires the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat.

Proposal No. 3 (ratification of Say-on-Frequency Proposal) requires the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat.

Proposal No. 4 (ratification of appointment of M&K to serve as our independent registered public accounting firm for fiscal year ending December 31, 2022) requires the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat.

Proposal No. 5 (ratification of appointment of the Reverse Stock Split Charter Amendment and approval of the reverse stock split) requires the affirmative vote of a majority of the number of shares of stock outstanding on the Record Date.

Proposal No. 6 (ratification of the 2022 Equity Incentive Plan) requires the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat.

Proposal No. 7 (authorizing 25% discounted issuance of securities) requires the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat.

Revocability of Proxies	Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at Jupiter Wellness, Inc., 1061 E. Indiantown, Suite 110, Jupiter, FL 33477, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (B) by attending the Meeting and voting in person.

Proxy Solicitation Costs	The cost of preparing, assembling, printing, and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by officers, directors, and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal	None of Delaware law, our Certificate of Incorporation, or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Meeting. Accordingly, our stockholders will have no right to dissent on any of the proposals presented at the Meeting.

Who Can Answer Your Questions about Voting Your Shares	You can contact Brian S. John at (561) 244-7100 or by sending a letter to the offices of the Company at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices	The principal executive offices of our Company are located at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477. The Company’s telephone number is (561) 244-7100.

PROPOSAL NO. 1 — RE-ELECTION OF DIRECTORS

The Board consists of seven directors, all of whom have been nominated by the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and approved by the Board to stand for re-election as directors of the Company. Unless such authority is withheld, proxies will be voted for the re-election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for re-election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

We believe that the collective skills, experiences, and qualifications of our directors provide the Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of the Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experiences.

The director nominees recommended by the Board are as follows:

the board recommends the RE-election of these nominees:

Name	Age	Position(s)
Brian S. John	53	Chief Executive Officer and Director

Dr. Glynn Wilson	73	Chairman and Chief Science Officer
Dr. Skender Fani	82	Director
Nancy Torres Kaufman	40	Director
Christopher Marc Melton	49	Director
Gary Herman	57	Director

Nominee Information

Brian S. John, Chief Executive Officer and Director, is one of our founders and has served as our Chief Executive Officer since October 2018. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space, and has worked with hundreds of companies in dozens of countries over the last 25 years. Mr. John was the Chief Executive Officer of Teeka Tan Products Inc., a sun care company he co-founded in 2004 and later sold. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida. In August 2015, Mr. John voluntarily petitioned the United States Bankruptcy Court in the Southern District of Florida (case #15-24036-PGH) for personal bankruptcy under Chapter 7 of the United States bankruptcy Code. The debtor, Mr. John, was discharged in February 19, 2016 and the matter was terminated in April 2017. There were no allegations of fraud made in the proceedings.

Dr. Glynn Wilson, Chairman, Chief Scientific Officer, has served as one of our directors since November 2018. Mr. Wilson was appointed our Chief Scientific Officer on April 2021 and as our Chairman in October 2019. He has served as our Head of Research and Development from October 2019 to July 2021. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October, 2018 and as Chief Executive Officer from July 2009 through September 2017. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984-1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson is a recognized leader in the development of drug delivery systems and has been involved in taking lead products & technologies from concept to commercialization.

Dr. Wilson has a Ph. D. in Biochemistry and conducted medical research at The Rockefeller University, New York. Dr. Wilson brings an extensive background of success in corporate management and product development with tenures in both multinational and start-up biotech organizations.

Dr. Skender Fani, Director, has served as one of our directors since September 9, 2022. Dr. Fani is the Chairman of Otis Elevator-Austria, Heim GmbH, a substantial real estate company in Vienna, Austria, and Polster GmbH, a leading public relations and sports management company in Germany and Austria. He also serves as Chairman of LOOS Bar GmbH in Vienna, Austria. Dr. Fani is a corporate lawyer in Austria and throughout the E.U. specializing in sports, entertainment, and business law. For the past 40 years, he has represented numerous top sports and entertainment personalities throughout Europe. He has been the personal advisor to presidents and owners of Europe’s top soccer teams, including MAGNA-Vienna, FC Barcelona, AS Roma, and Red Bull-Salzburg. He is the past Chairman of Rapid-Vienna, one of Europe’s most prestigious and historic soccer clubs. .

Nancy Torres Kaufman, Director, has served as one of our directors since January 2021. Ms. Kaufman is the Chairman and CEO of Beacon Capital LLC, a New York family office, recently relocated to Jupiter, Florida. Ms. Kaufman officially founded Beacon Capital as her family office and investment platform in 2010 with a focus on investing in life sciences businesses globally. In 2003, Nancy started a mortgage correspondent lending company called Wall St. Mortgage, a first and second lien corresponding lender and brokerage company which book and operations she sold to Countrywide in 2006. In 2004, she joined the investment banking boutique Violy & Co and focused increasingly on her first passion, life sciences. Nancy is a Cuban born and raised entrepreneur focused on bringing venture impact philanthropy into the life science and healthcare space. She left Cuba 1994 for the US unaccompanied as a 14-years old. In 1999, Nancy was awarded a full academic scholarship to the College of St. Elizabeth, consisting of an accelerated medical program with UMDNJ for a Bachelor of Science Major in Biology with a Chemistry minor. Nancy also entered the Women’s Leadership Program at Yale School of Management in 2020.

Christopher Marc Melton, Director, has served as one of our directors since August 2019. Mr. Melton has served as director of SG Blocks, Inc. since November of 2011 and currently serves as the Audit Committee Chairman. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran in excess of $1 Billion book in media, telecom, and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $1 Billion plus in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. Mr. Melton is Principal and co-founder of Callegro Investments, a specialist land investor. He currently serves on several Public and Private Boards as well as Chairman of the Audit Committee of a Nasdaq listed company.

Gary Herman, Director, is a seasoned investor with many years of investment and business experience. Since 2005, Mr. Herman has managed Strategic Turnaround Equity Partners, LP (Cayman) and its affiliates. From January 2011 to August 2013, he was a managing member of Abacoa Capital Management, LLC, which managed Abacoa Capital Master Fund, Ltd., focused on a Global-Macro investment strategy. From 2005 to 2020, Mr. Herman was affiliated with Arcadia Securities LLC, a New York-based broker-dealer. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc. From 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman has a B.S. from the University at Albany with a major in Political Science and minors in Business and Music. Mr. Herman has many years of experience serving on the boards of private and public companies. He presently sits on the boards and is Audit Chairperson of XS Financial, Inc. (CSE: XS) and SusGlobal Energy Corp. (OTCQB: SNRG).

Corporate Governance Practices and Policies

Board and Committee Independence

The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board will consider all relevant facts and circumstances in determining whether a director is independent. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees satisfy the independence requirements of Nasdaq: Dr. Skender Fani, Nancy Torres Kaufman, Christopher Marc Melton, and Gary Herman.

Board Committees and Meetings

The Board held twelve meetings during fiscal year 2021. No director attended fewer than 80% the aggregate number of all meetings of the Board and committees on which he or she served during fiscal year 2021. The Company expects the directors to attend the Meeting either in person or by conference call.

Board Committees

The Board has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at https://jupiterwellness.com/investors/sec-filings/. As a matter of routine corporate governance, each committee intends to review its charter and practices on an annual basis to determine whether its charter and practices are consistent with listing standards of Nasdaq.

Committee Composition

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nancy Torres Kaufman	(1)

Christopher Marc Melton	(1) (2) (3)	(1)	(1)

Gary Herman	(1)	(1)(2)	(1) (2)

(1)	Committee member.

(2)	Committee chair.

(3)	The Board has determined that we have at least one “audit committee financial expert,” as defined by the rules and regulations of the SEC and that is Mr. Melton .

Audit Committee

Upon re-election, Mr. Melton, Mr. Herman and Ms. Kaufman will continue to be members of our Audit Committee of the Board (the “Audit Committee”), where Mr. Melton shall continue to serve as the chairman. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by Nasdaq as such standards apply specifically to members of Audit Committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

It is determined that Mr. Melton possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee held four meetings in fiscal year 2021.

Compensation Committee

Upon re-election, Messrs. Melton and Herman will be members of our Compensation Committee of the Board (the “Compensation Committee”) and Mr. Herman shall serve as the chairman. All members of our Compensation Committee are qualified as independent under the current definition promulgated by Nasdaq. We have adopted a charter for the Compensation Committee. In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the Board regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

The Compensation Committee held four meetings in fiscal year 2021.

Nominating and Corporate Governance Committee

Upon re-election, Messrs. Melton and Herman will be the members of our Nominating and Corporate Governance Committee, where Mr. Herman shall serve as the chairman. All members of our Nominating and Governance Committee are qualified as independent under the current definition promulgated by Nasdaq. The Board adopted and approved a charter for the Nominating and Corporate Governance Committee. In accordance with the Nominating and Corporate Governance Committee’s Charter, the Nominating and Corporate Governance Committee is responsible to identify and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

The Nominating and Corporate Governance Committee held two meetings in fiscal year 2021.

The table below provides certain highlights of the diversity characteristics of our directors:

Board Diversity Matrix (As of November 8, 2022)
Total Number of Directors - 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5

Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Leadership Structure and Role in Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board focuses on the most significant risks we face our general risk management strategy, and also ensures that risks we undertake are consistent with the Board’s appetite for risk. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Our amended and restated bylaws provide the Board with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer. The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of the Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings, presides over meetings of the Board and tries to reach a consensus on Board decisions. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Code of Ethics

We have adopted a code of ethics and conduct applicable to all of our directors, officers, employees and all persons performing similar functions. A copy of that code is attached as Exhibit 14.1 to the Registration Statement of which this prospectus forms a part thereof. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed in our public filings with the Commission.

Family Relationships

There are no family relationships between or among the director nominees or other executive officers of the Company.

Legal Proceedings Involving Officers and Directors

To our knowledge, except as set forth in the biography of Brian John, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with the Board. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, the Board will continue to monitor whether it would be appropriate to adopt such a process.

Director Compensation

The following table sets forth the amounts paid to Directors during the years ended December 31, 2021 and 2020.

Directors	2021	2020
Brian John	$20,000	4,000
Gary Hermann	$20,000	4,000
Glynn Wilson	$20,000	4,000
Nancy Torres Kaufman	$20,000	4,000
Christopher Melton	$20,000	4,000
Dr. Fani	$20,000	4,000
	$140,000	28,000

Executive Officers

Compensation was paid to our principal executive officer and our other most highly compensated executive officer during the fiscal years indicated below.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	All Other Compensation ($)(4)		Total Compensation ($)
Brian S. John(1)	2021	$200,000		$43,122		$33,333	$		$20,000	$296,455
Chief Executive Officer	2020	$114,583		$105,000	$		$		$4,000	$223,583

Dr. Glynn Wilson(3)	2021	$121,875	$			$225,000	$	$		$366,875
Chairman of the Board and Chief Science Officer	2020	$—		$—		$200,000	$		$4,000	$204,000

1.	Mr. John was appointed as Chief Executive Officer on October 28, 2018.

3.	Dr. Wilson was appointed as a director in November 2018 and as Chairman on October 15, 2019.

4.	Each were paid $20,000 in Director fees in 2021 and $4,000 in 2020.

Employment Agreements with Named Officers

On February 1, 2020, we entered into a written employment agreement with Brian John, pursuant to which Mr. John shall serve as our Chief Executive Officer (the “John Employment Agreement”). The John Employment Agreement has an initial term from February 1, 2020 through January 1, 2021, and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. John shall be paid a salary of $150,000 (the “Base Salary”) for the period commencing February 1, 2020 and ending January 1, 2021, with such Base Salary increasing by 10% for each renewal term. Mr. John shall also be entitled to a quarterly cash bonus as follows: 5% of net revenues up to $1 Million; plus 4% of the second $1 Million in net revenues; plus 3% of the third $1 Million in net revenues; plus 2% of the fourth $1 Million in net revenues; plus 1% of all net revenues in excess of $4 Million; provided, that: (i) the bonus is subject to a cap of $2 Million; and (ii) the bonus may be paid, at the election of Mr. John, in cash or shares of our common stock (calculated at the fair market value of such shares as determined by the Board). In the event of Mr. John’s death during the term of the John Employment Agreement, his Base Salary at that time shall be paid to his designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, for three (3) months from the date of death. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John’s designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, through the term of such stock options. In the event of Mr. John’s disability, he shall be entitled to compensation in accordance with our disability compensation practice for senior executives, including any separate arrangement or policy covering him, but in all events he shall continue to receive his Base Salary at the time of his disability for a for a period of three (3) months beginning on the date the disability is deemed to have occurred. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event we terminate the John Employment Agreement without cause, Mr. John shall continue to carry out his responsibilities under the John Employment Agreement for one month and shall be paid his normal Base Salary. In addition, upon such termination without cause, we shall pay Mr. John a lump sum equal to his entire remaining Base Salary under the John Employment Agreement, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event of a Change in Control or Attempted Change in Control, each as defined in the John Employment Agreement attached hereto as Exhibit 10.8, during the term of the John Employment Agreement, Mr. John shall have the right to terminate the John Employment Agreement upon thirty (30) days’ written notice given at any time within one year after the occurrence of such event, and Mr. John shall be entitled to the same compensation as if the John Employment Agreement was terminated without cause.

Effective June 1, 2021, the John Employment Agreement was amended to increase Mr. John’s base salary to $250,000, annual 10% increase in base salary and options for 2022 and 2023 and bonus plan based on net revenues and effective December 6, 2021 if Mr. John is terminated either Voluntarily or Involuntarily other than for Cause, including but not limited to (i) a Change of Control or Attempted Change of Control, (ii) material merger or other material business combination, (iii) change of Board of Directors or Executive Officers or (iv) or other events as set forth in the respective Employment Agreement, the Employee is entitled to all compensation remaining to be paid during the then-current term of the Employment Agreement or one year whichever is greater plus an additional two-years.

On August 5, 2019 (the “McKinnon Execution Date”), we entered into a written employment agreement with Douglas McKinnon, pursuant to which Mr. McKinnon shall serve as our Chief Financial Officer (the “McKinnon Employment Agreement”). Pursuant to the McKinnon Employment Agreement, we shall grant Mr. McKinnon up to 300,000 shares of our common stock, whereby 100,000 shares shall be granted to Mr. McKinnon and vest on the McKinnon Execution Date, either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the first anniversary of the McKinnon Execution Date, and either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the second anniversary of the McKinnon Execution Date. The McKinnon Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. McKinnon shall be paid a salary in an amount commensurate with his position and responsibilities at similar companies, subject to the mutual agreement between us and Mr. McKinnon. In the event we terminate the McKinnon Employment Agreement without cause, we shall pay to Mr. McKinnon his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more. In the event of either i) a change of control of the Company or ii) we change the responsibilities of Mr. McKinnon, Mr. McKinnon shall have the option to terminate the McKinnon Employment Agreement and shall be entitled to all compensation remaining to be paid during the then-current term of the McKinnon Employment Agreement plus an additional one-year period. During 2020, Mr. McKinnon was issued 200,000 shares of the Company’s common stock representing the 100,000 shares due for 2019 and 100,000 shares due for 2020.

Effective June 1, 2021, the McKinnon Employment Agreement was amended to increase Mr. McKinnon’s base salary to $150,000, annual 10% increase in base salary and options for 2022 and 2023 and effective December 6, 2021 if Mr. McKinnon is terminated either Voluntarily or Involuntarily other than for Cause, including but not limited to (i) a Change of Control or Attempted Change of Control, (ii) material merger or other material business combination, (iii) change of Board of Directors or Executive Officers or (iv) or other events as set forth in the respective Employment Agreement, the Employee is entitled to all compensation remaining to be paid during the then-current term of the Employment Agreement or one year whichever is greater plus an additional two-years.

Employment Agreements with Senior Management

On October 15, 2019, (the “Wilson Execution Date”), we entered into a written employment agreement with Dr. Glynn Wilson, pursuant to which Dr. Wilson shall serve as our Chairman of the Board and Chief Scientific officer (the “Wilson Employment Agreement”). Pursuant to the Wilson Employment Agreement, we shall grant Dr. Wilson up to 800,000 shares of our common stock, whereby 300,000 shares shall be granted to Dr. Wilson and vest on the Wilson Execution Date, either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the first anniversary of the Wilson Execution Date, and either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the second anniversary of the Wilson Execution Date. The Wilson Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. In the event we terminate the Wilson Employment Agreement without cause, we shall pay to Dr. Wilson his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more.

Effective June 1, 2021, the Wilson Employment Agreement was amended to increase Mr. Wilson’s base salary to $150,000, annual 10% increase in base salary and options for 2022 and 2023 and effective December 6, 2021 if Mr. Wilson is terminated either Voluntarily or Involuntarily other than for Cause, including but not limited to (i) a Change of Control or Attempted Change of Control, (ii) material merger or other material business combination, (iii) change of Board of Directors or Executive Officers or (iv) or other events as set forth in the respective Employment Agreement, the Employee is entitled to all compensation remaining to be paid during the then-current term of the Employment Agreement or one year whichever is greater plus an additional two-years

During 2020, Dr. Wilson was issued 500,000 shares of the Company’s common stock representing the 300,000 shares due for 2019 and 200,000 shares due for 2020.

Stock Incentive Plan

On July 27, 2021 and December 14, 2021, the Board and majority shareholders, respectively, approved the Jupiter Wellness, Inc. 2021 Equity Incentive Plan (the “Plan”), to be administered by the our Compensation Committee. Pursuant to the Plan, we are authorized to grant options and other equity awards to officers, directors, employees and consultants. The purchase price of each share of common stock purchasable under an award issued pursuant to the Plan, shall be determined by our Compensation Committee, in its sole discretion, at the time of grant, but shall not be less than 100% of the fair market of such share of common stock on the date the award is granted, subject to adjustment. Our Compensation Committee shall also have sole authority to set the terms of all awards at the time of grant. Pursuant to the Plan, a maximum of 4,000,000 shares of our common stock shall be set aside and reserved for issuance, subject to adjustments as may be required in accordance with the terms of the Plan.

Outstanding Equity Awards at Fiscal Year-End

In connection with the employment agreements described above, Mr. McKinnon, our CFO, and Dr. Wilson, our Chairman, were granted 100,000 shares and 300,000 shares, respectively, of our common stock during the year ended December 31, 2019 which were not issued as of December 31, 2019 and issued in 2020. Additionally, in connection with the employment agreements, Mr. McKinnon and Dr. Wilson were granted 100,000 shares and 200,000 shares, respectively, of our common stock during the year ended December 31, 2021. During 2020, Mr. McKinnon and Dr. Wilson were issued 200,000 and 500,000 shares of the Company’s common stock, respectively.

There were no outstanding equity awards as of December 31, 2021.

SECTION 16(A) COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us, as of the date of this proxy, all Section 16(a) filings applicable to officers, directors, and greater than 10% stockholders were made.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by any person known to us to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all of our directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days from the Record Date, including options and warrants that are currently exercisable or exercisable within 60 days from the Record Date.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 22,245,032 shares of our common stock that were outstanding as of the Record Date.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		% of Shares of Common Stock Beneficially Owned
Directors and Officers:

Brian S. John Chief Executive Officer and Director	3,995,050	(4)	17.96%

Doug McKinnon Chief Financial Officer	811,194	(5)	3.65%

Glynn Wilson Chairman and Head of Research and Development	2,136,194	(6)	9.60%

Dr. Hector Alila Former director	124,990	(1)	0.56%

Nancy Kaufman Director	45,000	(2)	0.20%

Christopher Melton Director	91,000	(3)	0.41%

Dr. Skender Fani, Director	122,000		0.55%

All officers and directors (8 persons)	7,325,428		32.93%

(1) Includes 124,990 shares issuable upon exercise of options.
(2) Includes 45,000 shares issuable upon exercise of options.

(3) Includes 91,000 shares issuable upon exercise of options.

(4) Includes 1,203,494 shares issuable upon exercise of options.

(5) Includes 586,194 shares issuable upon exercise of options.

(6) Includes 1,186,194 shares issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 20, 2019, we issued a Twenty-Five Thousand Dollar ($25,000) convertible promissory note (the “Caro Note”) for funds lent by Caro Partners, LLC, a consulting company owned by our Founder, Chief Executive Officer and director, Brian S. John. The term of the Caro Note is one year. The interest rate is ten percent (10%) non-compounded and payable semi-annually. The Caro Note is convertible at any time by the Note holder at a conversion price of $0.25 per share of common stock. The Caro Note was paid in full in September 2019. As a result, no value was allocated to the conversion feature.

On July 25, 2019, we issued a Fifty Thousand Dollars ($50,000) convertible promissory note the (“Wilson Note”) for funds lent by Dr. Glynn Wilson, one of our directors. The term of the Wilson Note is one year. The interest rate is ten percent (10%) non–compounded and payable semi-annually. The Wilson Note is convertible at any time by the holder at a conversion price of $0.25 per share of common stock. Subsequent to September 30, 2020, the Wilson Note was converted into 200,000 shares of the Company’s common stock.

On December 31, 2019, the Company issued a convertible promissory note for $250,000 to an entity run by a consultant of the Company. The note has a term of one year, an annual interest rate of eight percent (8%), payable semi-annually, and convertible into the Company’s common stock at any time by the holders at a conversion price of $3.00 per share. Subsequent to September 30, 2020, the Company has paid the $250,000 principal balance of this note and related accrued interest.

During the year ended December 31, 2020, the Company issued nine convertible promissory notes totaling $1,075,000 (the “2020 Notes”) as follows:

Amount		Dated
$25,000	(1)	01/02/20
250,000	(2)	01/23/20
300,000	(1)	03/09/20
50,000	(2)	05/01/20
50,000	(2)	05/27/20
50,000	(2)	05/27/20
100,000	(3)	06/24/20
125,000	(4)	09/11/20
125,000	(4)	09/16/20
$1,075,000

1.	Issued to a non-affiliate.
2.	Issued to a Secured and Collateralized Lending LLC, an entity run by a consultant of the Company.
3.	Issued to BBBY, Ltd, an LLC of which Byron Young, a Company Director, is a manager and a member.
4.	Issued to Asia Pacific Partners Inc., an entity run by a consultant of the Company. Subsequent to September 30, 2020, the Company paid the balance of the note.

All of the 2020 Notes have a one-year term and accrue interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The Notes are convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since at the time of issuance, there was no open market for the Company’s common stock.

In November 2020, the $300,000 note was converted into 100,000 shares of the Company’s common stock along with a payment of $16,067 for accrued interest. Additionally, in November 2020 the $250,000 note plus accrued interest was paid in full by cash payments totaling 267,177 and the two $125,000 notes plus accrued interest of $2,778 were paid in full for total cash payments of $252,778.

At December 31, 2020, the Company had a total of $525,000 plus accrued interest of $32,856 due on convertible promissory notes. In January 2021, the Company received conversion notices from all of the note holders to convert the $525,000 principal balance of its convertible promissory notes plus $35,489 accrued interest through the date of conversion, into 186,832 shares of the Company’s common stock ($3.00 per share conversion price). The shares were issued in January 2021.

At December 31, 2021, the Company had invested $2,908,300 in Jupiter Wellness Sponsor LLC (“JWSL”), a limited liability company formed for the purpose of sponsorship of Jupiter Wellness Acquisition Corp. (“JWAC”), a special purpose acquisition company (“SPAC”) and an affiliate. Mr. Brian John is the managing member of JWSL and Chief Executive Officer of JWAC.

On November 3, 2021, JWAC filed a registration statement (“IPO”) with the Securities and Exchange Commission with an initial funding of $100M. On December 6, 2021 the IPO was deemed effective. The total amount raised in the IPO was $138m.

As a result, at December 31, 2021, JWSL holds 1,437,500 Founders shares of JWAC and 288,830 Private Placement Units of JWAC.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals, the frequency of holding say-on-pay vote. The Company presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the Company’s compensation for the named executive officers listed under “Executive Compensation” in this proxy statement and hold such say-on-pay vote every three years, by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors, creating or implying any change to the fiduciary duties of the Board of Directors or any additional fiduciary duty by the Board of Directors or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Stockholder Vote and Recommendation of The Board

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat. An abstention is effectively treated as a vote cast against this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR” THE RESOLUTION IN THE SAY-ON-PAY PROPOSAL

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal

The SEC has also adopted final rules requiring most public companies to hold an advisory (non-binding) vote on the frequency of holding the Say-On-Pay votes. Accordingly, as required by the SEC’s rules, the Company is including this proposal to give its stockholders the opportunity to inform it as to how often they wish the Company to include a Say-On-Pay Proposal, similar to Proposal No. 3, in our proxy statements.

The Company is presenting this proposal, which gives you, as a stockholder, the opportunity to inform the Company as to whether you wish it to hold an advisory (non-binding) vote on executive compensation once every one year, two years, or three years, or you may abstain from voting on the proposal.

The Board of Directors recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. The Company believes this frequency is appropriate for the reasons set forth below:

●	The Company’s equity compensation program for the named executive officers is designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to the Company’s long-term performance. The Company strives to ensure management’s interests are aligned with stockholders’ interests to support long-term value creation through its equity compensation program. To that end, the Company grants equity awards to vest over multi-year periods of service to encourage its named executive officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

●	A vote every three years will provide the Board and the Compensation Committee with the time to thoroughly respond to stockholders’ sentiments and implement any necessary changes. The Board and the compensation committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important in motivating and retaining the Company’s named executive officers. The Board therefore believes that a vote every three years is an appropriate frequency to provide the Board and the compensation committee sufficient time to thoughtfully consider stockholder’s input and to implement any changes to the equity compensation program, in light of the timing that would be required to implement any decisions related to such changes.

●	The Company will be open to input from our stockholders regarding the executive compensation program during the period between stockholder votes. The Company is open to input from stockholders regarding board and governance matters, as well as the equity compensation program. The Company believes that the stockholders’ ability to contact it and the Board at any time to express specific views on executive compensation, hold it accountable to stockholders and reduce the need for and value of more frequent advisory votes on executive compensation.

Required Stockholder Vote and Recommendation of The Board

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the option recommended (on a non-binding advisory basis) by the stockholders under this proposal. An abstention will have no impact on the vote on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE “3 YEARS” SELECTION IN THE SAY-ON-FREQUENCY PROPOSAL.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While stockholder ratification of the Company’s independent registered public accountants is not required by our Certificate of Incorporation, Bylaws, or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. The Audit Committee has selected M&K to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. Therefore, we are requesting that stockholders approve the proposal to ratify the appointment of M&K as our independent registered public accounting firm.

The Audit Committee values the input of our stockholders. In the event that stockholders do not approve this proposal, the Audit Committee may reconsider this appointment.

We have been advised by M&K that neither the firm nor any of its associates had any relationship during the last fiscal year with our Company other than the usual relationship that exists between independent registered public accountant firms and their clients. Representatives of M&K are not expected to attend the Meeting in person and therefore are not expected to be available to respond to any questions. As a result, representatives of M&K will not make a statement at the Meeting.

The Board recommends that you vote “for” ratifying the appointment of M&K to serve as the Company’s independent registered public accounting firm for the FISCAL year endING December 31, 2022.

Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees totaling $60,075 and $86,260 were paid to M&K CPAS during the year ended December 31, 2020 and 2021, respectively.

No other fees were paid to M&K CPAS.

Policies and Procedures Relating to Approval of Services by our Independent Registered Public Accountants

The Audit Committee is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by our independent registered public accounting firms (including the fees and other terms thereof), subject to the de minimus exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Audit Committee prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimus exceptions.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax, and non-audit services provided by Centurion in the fiscal years ended December 31, 2020 and 2021. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. One or more independent directors serving on the Audit Committee may be delegated by the full Audit Committee to pre-approve any audit and non-audit services. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by M&K.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, and our accounting, financial, and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s (the “PCAOB”) Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee has also approved, subject to stockholders’ ratification, the appointment of M&K to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The information contained in this proxy statement with respect to the Audit Committee’s report above and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL NO. 5 — AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

On June 23, 2022, the Company received a deficiency letter (the “Notice”) from the Listing Qualifications Department of Nasdaq notifying the Company that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). On November 8, 2022, Nasdaq advised the Company that it is now in compliance with the minimum bid requirement. As previously disclosed in the Company’s Annual Report on Form 10-K filed on March 31, 2022, the Company issued a total of 367,496 shares of its common stock to employees during 2021. Following communications with Nasdaq and internal investigation, in June 2022, the Company determined that 67,496 of these shares (the “Share Issuances”) (issued to four executive officers (three of whom are members of the Board of Directors) and one employee) were newly owed and issued in 2021 outside of a shareholder approved equity compensation plan. On June 28, 2022, the Company received a letter from Nasdaq (the “Letter” along with the notice, as the “Nasdaq Communications”) stating that, because the Company made the Share Issuances outside of a shareholder approved equity compensation plan, Nasdaq had determined that the Company did not comply with Listing Rule 5635(c). In consideration of the Nasdaq Communication, the Board has approved, subject to Stockholder approval, by written consent in lieu of a meeting, a proposal to amend our Certificate of Incorporation to effect one or more Reverse Stock Splits of all our outstanding shares of Common Stock, at a ratio between 1-for-2 and 1-for-4, to be determined at the discretion of the Board, subject to the Board’s discretion to abandon such amendment. If this proposal is approved, the Board may decide not to effect any Reverse Stock Splits if it determines that it is not in the best interests of the Company to do so. The Board will only authorize the Reverse Stock Split to maintain compliance with the Nasdaq stock price requirements for continued listing which it is currently in compliance with.. The Board does not currently intend to seek re-approval of a Reverse Stock Split for any delay in implementing a Reverse Stock Split unless twelve months have passed from the date of the Record Date (the “Authorized Period”). If the Board determines to implement one or more Reverse Stock Split, such Reverse Stock Split will become effective upon filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware or at such later date specified therein.

The text of the proposed Certificate of Amendment to our Certificate of Incorporation to effect a Reverse Stock Split is included as Appendix A to this Proxy Statement.

Approval of the proposal would permit (but not require) the Board to effect one or more reverse stock splits of our issued and outstanding Common Stock by a ratio of not less than 1-for-2 and not more than 1-for-4, with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, provided that (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-4, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date. We believe that enabling the Board to set the ratio within the stated range will allow the Company to have the flexibility to meets its obligations and provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our Stockholders. In determining a ratio, if any, the Board may consider, among other things, factors such as:

●	the number of shares of Common Stock the Company is obligated to issue or reserve pursuant to any convertible securities of the Company, including shares of convertible preferred stock;

●	The aggregate amount of shares that may be reserved under the 2022 Equity Incentive Plan;

●	the initial or continuing listing requirements of various stock exchanges;

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock issued and outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and

●	prevailing general market and economic conditions.

The Board reserves the right to elect to abandon a Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that a Reverse Stock Split is no longer in the best interests of the Company and its Stockholders.

Depending on the ratio for the Reverse Stock Splits determined by the Board, if any, no less than two and no more than four shares of existing Common Stock, as determined by the Board, will be combined into one share of Common Stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-4. The Company shall pay Stockholders the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. An amendment to our Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by the Board at that time to be in the best interests of our Stockholders.

Procedure for Implementing a Reverse Stock Split

A Reverse Stock Split would become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Reverse Stock Split Charter Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Charter Amendment effecting a Reverse Stock Split is attached hereto as Appendix A. The exact timing of the filing of the Certificate of Amendment that would effectuate the Reverse Stock Split would be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board would reserve the right, without further action by the stockholders, to elect not to proceed with a Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Charter Amendment to effect a Reverse Stock Split, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our Stockholders to proceed with a Reverse Stock Split. The Board will only have authority to file with the Delaware Secretary of State a Certificate of Amendment effecting a Reverse Stock Split within one year from the Record Date.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Splits determined by the Board, a minimum of two and a maximum of four shares in aggregate of existing Common Stock will be combined into one new share of Common Stock. The table below, which except for the final column does not take into account the Stock Increase Amendment, illustrates the number of shares of Common Stock authorized for issuance following different Reverse Stock Splits, the approximate number of shares of Common Stock that would remain outstanding following each such Reverse Stock Split, and the number of unreserved shares of Common Stock available for future issuance following each such Reverse Stock Split. The examples in the table below for Reverse Stock Splits range from 1-for-2, to 1-for-4, which is the aggregate ratio allowed under this proposal. The information in the following table is based on 22,245,032 shares of Common Stock issued and outstanding as of September 30, 2022, excluding management options.

Proposed Ratio	Number of authorized shares of Common Stock (1)	Approximate Number of Shares of Common Stock Issued and Outstanding Post- Reverse Stock Split	Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance Assuming Conversion of all Outstanding Convertible Securities Post-Stock Increase Amendment (1)
1-for-2	100,000,000	9,637,485	79,239,999
1-for-4	100,000,000	4,818,743	89,619,999

(1)	the Stock Increase Amendment would increase the amount of authorized shares of Common Stock the Company may issue to 1,200,000,000 shares. Therefore, the number of available shares in this column will contemplate 1,200,000,000 shares of Common Stock available.

The actual number of shares of Common Stock issued and outstanding after giving effect to a Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any that are ultimately determined by the Board.

Any Reverse Stock Splits will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except as described below in “Fractional Shares.” Record holders of Common Stock otherwise entitled to a fractional share as a result of a Reverse Stock Split will receive the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

In the event the Company effectuates one or more Reverse Stock Splits, the Company will be able to issue substantially more Common Stock. Future issuances of Common Stock or securities convertible into Common Stock will have a significant dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. If a Reverse Stock Split is effected, our stockholders will experience significant dilution as a result of shares of Common Stock being issued pursuant to our outstanding convertible securities, including our outstanding convertible preferred stock. Further, due to our need to raise additional capital in order to fund continuing operations, our stockholders will also experience significant dilution as a result of shares of Common Stock being issued in connection with future financings that the Company may complete.

The Reverse Stock Splits may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Splits, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Unless we list our Common Stock on an exchange, bid and ask prices for our Common Stock will continue to be quoted on the NASDAQ under the symbol “JUPW.”

After the effective time of the Reverse Stock Splits, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares issued may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the implementation of the Reverse Stock Split(s), the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act and the implementation of the proposed Reverse Stock Split(s) will not cause the Company to go private.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of a Reverse Stock Split, we intend to treat shares held by Stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares of Common Stock are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect a Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares of Common Stock electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Stock Split. The letter of transmittal will contain instructions on how a Stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a Stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No Stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of a Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by Stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these Stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares of Common Stock in connection with any Reverse Stock Split. Therefore, the Company does not expect to issue certificates representing fractional shares of Common Stock. The Board will arrange for the disposition of fractional interests by Stockholders entitled thereto by paying, in cash, the fair value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined.

If the Board determines to pay, in cash, the fair value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined, Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before a Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the volume weighted average price of the Common Stock as reported on The NASDAQ, or other principal market of the Common Stock, as applicable, as of the date such Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares of Common Stock that would otherwise be fractional shares.

The ownership of a fractional share interest in a share of Common Stock following a Reverse Stock Split will not give the holder any voting, dividend or other rights, except the right to receive the cash payment, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of a Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, Stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split(s) on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, Convertible or Exchangeable Securities, and Preferred Stock.

Based upon the applicable Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities, including any preferred stock, entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following such Reverse Stock Split as was the case immediately preceding such Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares of Common Stock reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares. In the event of a Reverse Stock Split, the maximum number of shares that can be issued under 2022 Equity Incentive Plan (including the ISO share grant limit), the number of shares issued under 2022 Equity Incentive Plan and subject to each award, the exercise prices of outstanding awards, the maximum number of shares that are reserved under 2022 Equity Incentive Plan, and the number of shares available for issuance under 2022 Equity Incentive Plan, shall each be equitably and proportionately adjusted by 2022 Equity Incentive Plan Committee (as defined herein).

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split(s) to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. In addition, it does not purport to address all aspects of federal income taxation that may be relevant to Stockholders in light of their particular circumstances or to any Stockholder that may be subject to special tax rules, including without limitation: (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split(s).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split(s). There can be no assurance that the Internal Revenue Service will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. No opinion of counsel or ruling from the Internal Revenue Service has been obtained with respect to the U.S. federal income tax consequences of the Reverse Stock Split(s).

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT(S) IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

Based on the assumption that the Reverse Stock Split(s) will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the Reverse Stock Split(s).

We believe that the Reverse Stock Split(s) should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a U.S. holder generally should not recognize gain or loss on the Reverse Stock Split(s), except to the extent of cash, if any, received in lieu of a fractional share interest in post-Reverse Stock Split shares of Common Stock. The aggregate tax basis of the post-split shares of Common Stock received should be equal to the aggregate tax basis of the pre-split shares of Common Stock exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares of Common Stock received will include the holding period of the pre-split shares of Common Stock exchanged. U.S. holders should consult their tax advisors as to the application of the foregoing rules where shares of our Common Stock were acquired at different times or at different prices.

A holder of the pre-split shares of Common Stock who receives cash instead of a fractional share interest in post-Reverse Stock Split shares of Common Stock should be treated as having received the fractional share of Common Stock pursuant to such Reverse Stock Split and then as having exchanged the fractional share of Common Stock for cash in a redemption. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. A U.S. holder receiving fractional shares of Common Stock generally should recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares of Common Stock allocated to the fractional share interest and the cash received. Such gain or loss generally will be a capital gain or loss and will be short-term if the pre-split shares of Common Stock were held for one year or less and long-term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split(s).

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in the Company resulting from the Reverse Stock Split(s) (taking into account for this purpose shares of our Common Stock which such U.S. holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority Stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-split shares of Common Stock that is allocable to such fractional share, and any remaining amount will be treated as capital gain. U.S. holders should consult their tax advisors as to application of the foregoing rules where they receive cash in lieu of a fractional share in the Reverse Stock Split(s).

Cash payments received by a U.S. holder of our Common Stock pursuant to the Reverse Stock Split(s) may be subject to information reporting, and may be subject to backup withholding if the U.S. holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the Internal Revenue Service.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to any Reverse Stock Splits.

Required Stockholder Vote and Recommendation of The Board

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the number of shares of stock outstanding on the Record Date. An abstention is effectively treated as a vote cast against this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE DISCRETIONARY AUTHORITY TO THE COMPANY’S BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT ONE OR MORE REVERSE STOCK SPLITS.

PROPOSAL NO. 6 – APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN

Proposal

On September 14, 2022, the Board of Directors adopted the 2022 Equity Incentive Plan, an omnibus equity incentive plan pursuant to which the Company may grant equity-linked awards to officers, directors, consultants and others. The Board adopted the 2022 Equity Incentive Plan as a means to offer incentives and attract, motivate and retain and reward persons eligible to participate in the 2022 Equity Incentive Plan. Accordingly, the Board unanimously approved and adopted the 2022 Equity Incentive Plan, including authorization of the issuance of 4,000,000 shares of the Company’s common stock thereunder.

Set forth below is a summary of the 2022 Equity Incentive Plan, which is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, a copy of which is included as Appendix B to this proxy statement.

Summary of 2022 Equity Incentive Plan

Administration.

Authority to administer and manage the Plan shall be vested in the Board of the Company or by a Committee set up for such purpose. The Committee shall consist of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market) and (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3), which shall serve at the pleasure of the Board. The Board or the Committee administering the plan shall have full power and authority to designate recipients of options and restricted stock, and to determine the terms and conditions of the respective option and restricted stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.

Eligibility.

The persons eligible for participation in the 2022 Equity Incentive Plan as recipients of options or restricted stock shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that incentive options may only be granted to employees of the Company and any Subsidiary.

Awards.

A maximum of 4,000,000 shares of the Company’s common stock, par value $0.001 per share shall be subject to the Plan. The shares of common stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of common stock shall be and is hereby reserved for such purpose.

Options.

The purchase price of each share of common stock purchasable under an incentive option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of such share of common stock on the date the option is granted.

The term of each option shall be fixed by the Committee, but no option shall be exercisable more than ten years after the date such option is granted and in the case of an incentive option granted to an optionee who, at the time such incentive option is granted, owns (within the meaning of Section 424(d) of the code) more than 10% of the total combined voting power of all classes of stock of the company or of any subsidiary, no such incentive option shall be exercisable more than five years after the date such incentive option is granted

Change of Control.

Upon the occurrence of a change in control the Committee may accelerate the vesting of outstanding restricted stock, in whole or in part, as determined by the Committee, in its sole discretion.

Eligible Persons Under the 2022 Equity Incentive Plan.

As of the Record Date, there were approximately 14 employees, 6 directors and 2 consultants eligible for Awards under the 2022 Equity Incentive Plan.

More Information

More information on the Plan can be found attached hereto in Appendix B.

Required Stockholder Vote and Recommendation of Our Board of Directors

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE 2022 EQUITY INCENTIVE PLAN PROPOSAL

PROPOSAL NO. 7 – TO AUTHORIZE THE ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT OF 25% BELOW THE MARKET PRICE OF THE COMMON STOCK, AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D)

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “JUPW.” Nasdaq Marketplace Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of our Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Common Stock (and/or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Nasdaq Marketplace Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal 7 to our stockholders for their approval of the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

●	The aggregate number of shares issued in the offerings will not exceed 7,700,000 shares of our Common Stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock);

●	The total aggregate consideration will not exceed $15 million;

●	The maximum discount at which securities will be offered (which may consist of a share of Common Stock and a warrant for the issuance of up to an additional share of Common Stock) will be equivalent to a discount of 25% below the market price of our Common Stock at the time of issuance in recognition of the limited public float of our traded Common Stock and historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict. For example, the range of high and low closing prices for our Common Stock, for the period from May 3, 2022 through the Record Date was $0.59 and $1.70, respectively;

●	Such offerings will occur, if at all, on or before December 15, 2023; and

●	Such other terms as the Board of Directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 7,700,000 million shares of Common Stock in the aggregate pursuant to the authority requested from stockholders under this proposal (subject to adjustment for any reverse stock split). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $15 million. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Vote Required

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE AUTHORIZATION OF THE DISCOUNTED ISSUANCE

OTHER MATTERS

The Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER IMPORTANT INFORMATION

Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477, no later than January 3, 2023.

If we are not notified of a stockholder proposal within a reasonable time prior to the time we send our proxy statement for our 2023 Annual Meeting of Stockholders, the Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to Jupiter Wellness, Inc., 1061 E. Indiantown, Suite 110, Jupiter, FL 33477. Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. The transfer agent and registrar for our common stock, VSTOCK Transfer, LLC, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers, and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile, or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Annual Report

The Annual Report is being sent with this proxy statement to each stockholder and is available at https://jupiterwellness.com/investors/sec-filings/ as well as on the SEC’s website at www.sec.gov. The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2021. The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: VSTOCK Transfer, LLC, by calling (212) 828-8436, or by forwarding a written request addressed to VSTOCK Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this proxy statement will be sent. By contacting VSTOCK Transfer, LLC, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements, and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders and proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks, and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Accompanying this proxy statement is a copy of the Annual Report. Such Annual Report constitutes the Company’s annual report to its stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Annual Report includes the Company’s audited financial statements for the fiscal year ended December 31, 2021 and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Brian S. John, our Chief Executive Officer, at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477 or by telephone on (561) 462-2700.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at https://jupiterwellness.com/investors/sec-filings/.

JUPITER WELLNESS, INC.
1061 E. INDIANTOWN RD., SUITE 110
JUPITER, FL 33477

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 21, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93087-Z83861

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JUPITER WELLNESS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Brian S. John	☐	☐	☐
1b. Dr. Glynn Wilson	☐	☐	☐
1c. Dr. Skender Fani	☐	☐	☐
1d. Nancy Torres Kaufman	☐	☐	☐
1e. Christopher Marc Melton	☐	☐	☐
1f. Gary Herman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To hold an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available www.proxyvote.com.

D93088-Z83861

JUPITER WELLNESS, INC.
Annual Meeting of Shareholders
December 22, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian John and Richard Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of JUPITER WELLNESS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EST on December 22, 2022, at 1061 E. Indiantown Rd., Suite 110, Jupiter, FL 33477, and any adjournment or postponement thereof

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side